Exhibit 99.1

Oak Street Health Reports Second Quarter 2020 Financial Results

September 16, 2020 at 4:05 PM Eastern Daylight Time

CHICAGO, IL — Oak Street Health, Inc. (NYSE: OSH) (the “Company”), a network of value-based, primary care centers for adults on Medicare, today reported financial results for its second quarter ended June 30, 2020.

“We were pleased with our second quarter financial results, which highlighted both our strong organic revenue growth and the resiliency of our model despite the impact from the COVID-19 pandemic. I credit our team members, all of whom acted swiftly to implement adjustments to our operations while maintaining our commitment to exceptional patient care,” said Mike Pykosz, Chief Executive Officer of Oak Street Health. “Looking forward, we expect the proceeds from our recently completed initial public offering to help us execute on our vision of extending our value-based care platform to Medicare beneficiaries across the country.”

Second Quarter 2020 Financial Highlights

•	Total revenue was $214.4 million, up 69% year over year

•	The Company cared for approximately 57,500 at-risk patients, representing 67% of its total patients

•	Loss from operations was ($24.4) million, compared to ($18.4) million in the second quarter 2019

•	Platform contribution[1] was $19.4 million, up 81% year over year

•	Net loss was ($26.8) million, compared to ($20.3) million in the second quarter 2019

•	Adjusted EBITDA[2] was ($17.6) million, compared to ($16.0) million in the second quarter 2019

•	As of June 30, 2020, the company operated 54 centers, compared to 44 centers at June 30, 2019

“Since the end of the second quarter, we have executed several strategic initiatives,” commented Tim Cook, Chief Financial Officer of Oak Street Health. “First, on August 6, our successful initial public offering raised $351.7 million in net proceeds. Second, on September 1, we announced a strategic collaboration with Walmart to bring Oak Street Health centers to three Walmart locations in the Dallas-Fort Worth area later this year. Lastly, although COVID-19 caused us to temporarily pause new center openings during the second quarter, we are pleased to report that we have opened 12 new centers in the last six weeks alone, expanding our total footprint to 66 centers.”

Financial Outlook (dollars in millions)

	Three Months Ending		Twelve Months Ending
	September 30, 2020		December 31, 2020
	Low	High	Low	High
	(dollars in millions)
Centers	66	67	72	74
At risk patients	58,500	59,000	61,000	63,000
Revenue	$210	$214	$843	$853
Adjusted EBITDA	($35)	($30)	($110)	($100)

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because of the uncertainty around certain items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted. However, for the third quarter of 2020 and full year 2020, depreciation and amortization expense is expected to be $2.8 million and $11.0 million, respectively.

(1)

Platform contribution is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to loss from operations as the most directly comparable GAAP measure as set forth in the accompanying “Platform Contribution Reconciliation” section. We define platform contribution as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization.

(2)

Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure as set forth in the accompanying “Adjusted EBITDA Reconciliation” section. We define adjusted EBITDA as net loss, excluding other income (expense), depreciation and amortization and unit-based compensation.

Webcast and Conference Call

The Company will conduct a conference call Thursday, September 17, 2020 at 8:00 AM Eastern Time to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by webcast or by dialing (833) 529-0224 for U.S. participants, or +1 (236) 389-2153 for international participants, and referencing participant code 6986226. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at https://investors.oakstreethealth.com.

About Oak Street Health

Founded in 2012, Oak Street Health is a network of value-based, primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the company operates an innovative healthcare model focused on quality of care over volume of services and assumes the full financial risk of its patients. Oak Street Health currently operates more than 60 centers across Illinois, Michigan, Indiana, Pennsylvania, Ohio, Rhode Island, North Carolina, Tennessee and Texas. To learn more about Oak Street Health’s proven approach to care, visit oakstreethealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the third quarter of 2020. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the amended Registration Statement filed with the SEC dated August 5, 2020 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 expected to be filed with the SEC on September 16, 2020. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	June 30,	December 31,
	2020 (unaudited)	2019
ASSETS
Current assets:
Cash	$185,561	$33,987
Restricted cash	10,391	8,266
Other patient service receivables, net	789	729
Capitated accounts receivable	243,227	167,429
Prepaid expenses	2,519	1,382
Other current assets	4,939	8,028

Total current assets	447,426	219,821

Property and equipment, net	70,479	67,396
Security deposits	1,414	1,494
Goodwill	9,634	9,634
Intangible assets, net	3,159	3,352
Other long-term assets	115	125

Total assets	532,227	301,822

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$3,875	$10,757
Accrued compensation and benefits	22,619	28,610
Liability for unpaid claims	235,856	170,629
Other liabilities	17,078	11,001
Current portion of long-term debt	—	18,507

Total current liabilities	279,428	239,504

Deferred rent expense	13,015	12,901
Other long-term liabilities	13,970	10,816
Long-term debt, net of current portion	82,126	62,840

Total liabilities	388,539	326,061

Redeemable Investor Units	545,001	320,639
Members’ deficit:
Members’ capital	3,454	4,192
Accumulated deficit	(409,618)	(354,355)

Total members’ deficit allocated to the Company	(406,164)	(350,163)
Noncontrolling interests	4,851	5,285

Total members’ deficit	(401,313)	(344,878)

Total liabilities, redeemable investor units, and members’ deficit	$532,227	$301,822

Condensed Consolidated Statements of Operations

(in thousands, except unit and per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Capitated revenue	$207,997	$123,054	$404,587	$238,383
Other patient service revenue	6,385	3,434	11,580	5,482

Total revenues	214,382	126,488	416,167	243,865

Operating expenses:
Medical claims expense	155,460	84,345	287,745	161,619
Cost of care, excluding depreciation and amortization	39,526	31,429	83,294	59,073
Sales and marketing	10,102	11,253	21,973	19,928
Corporate, general and administrative expenses	31,038	16,045	55,419	27,956
Depreciation and amortization	2,674	1,856	5,178	3,581

Loss from operations	(24,418)	(18,440)	(37,442)	(28,292)

Other income/(expense):
Interest expense, net	(2,448)	(1,867)	(4,874)	(1,876)
Other	22	22	117	84

Net loss	(26,844)	(20,285)	(42,199)	(30,084)

Net loss attributable to non-controlling interests	79	124	434	(72)

Net loss attributable to the Company	(26,765)	(20,161)	(41,765)	(30,156)

Undeclared and deemed dividends	(12,230)	(7,188)	(21,802)	(14,302)

Net loss attributable to common unitholders	(38,995)	(27,349)	(63,567)	(44,458)

Weighted-average number of common units outstanding, basic and diluted	537,654	620,068	578,861	620,068

Net loss per unit, basic and diluted	$(72.53)	$(44.11)	$(109.81)	$(71.70)

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(42,199)	$(30,084)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on debt and related issuance costs	778	509
Depreciation and amortization	5,178	3,581
Unit-based compensation, net of forfeitures	5,157	541
Change in fair value of bifurcated derivative	297	(489)
Change in operating assets and liabilities:	—	—
Accounts receivable	(75,858)	(21,611)
Prepaid expenses and other current assets	1,951	168
Security deposits and other long-term assets	91	(288)
Accounts payable	(6,907)	(491)
Liability for unpaid claims	65,227	21,357
Accrued compensation and benefits	(5,991)	3,073
Other current liabilities	6,077	1,216
Other long-term liabilities	2,857	(826)
Deferred rent expense	114	3,787

Net cash used in operating activities	(43,228)	(19,557)

Cash flows from investing activities
Purchase of business	—	(166)
Purchases of property and equipment	(8,043)	(12,268)

Net cash used in investing activities	(8,043)	(12,434)

Cash flows from financing activities
Proceeds from issuance of redeemable investor units	224,363	1,500
Proceeds from long-term debt	—	29,457
Capital contributions from non-controlling interests	—	2,646
Tender offer	(19,393)	—

Net cash provided by financing activities	204,970	33,603

Net change in cash, cash equivalents and restricted cash	153,699	1,612
Cash, cash equivalents and restricted cash, beginning of period	42,253	72,067

Cash, cash equivalents and restricted cash, end of period	$195,952	$73,679

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following Non-GAAP measures: patient contribution, platform contribution and Adjusted EBITDA as these are performance measures that our management uses to assess our operating performance. Because Adjusted EBITDA, patient contribution and platform contribution facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss adjusted to exclude (i) unit/stock-based compensation expense, (ii) depreciation and amortization, and (iv) other income (expense). Our management team uses Adjusted EBITDA as a performance measure in order to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBTIDA, for the three and six months ended June 30, 2020 and 2019.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(in thousands)
Net loss	$(26,844)	$(20,285)	$(42,199)	$(30,084)
Add:
Other (income) expense	2,426	1,845	4,757	1,792
Depreciation and amortization	2,674	1,856	5,178	3,581
Unit based compensation	4,108	543	5,986	799

Adjusted EBITDA	$(17,636)	$(16,041)	$(26,278)	$(23,912)

Platform Contribution Reconciliation

Platform Contribution is a non-GAAP financial measure that we define as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Platform Contribution, for the three and six months ended June 30, 2020 and 2019.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(in thousands)
Loss from operations	$(24,418)	$(18,440)	$(37,442)	$(28,292)
Add:
Depreciation and amortization	2,674	1,856	5,178	3,581
Corporate, general and administrative	31,038	16,045	55,419	27,956
Sales and marketing	10,102	11,253	21,973	19,928

Platform contribution	$19,396	$10,714	$45,128	$23,173

Contacts:

Media:

Erica Frank

Vice President of Public Relations

(330) 990-5026

Erica.Frank@oakstreethealth.com

Investors:

Constantine Davides

(339) 970-2846

constantine.davides@westwicke.com